UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020 (July 14, 2020)

SIRIUS XM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)
10020
(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
 Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2020, our Board of Directors unanimously appointed Jonelle Procope as a member of the Board of Directors, effective immediately. The Board has determined that Ms. Procope satisfies the definition of an “independent director” under the Nasdaq listing standards and the Board’s Corporate Governance Guidelines.

Ms. Procope, age 69, has been the President and Chief Executive Officer of the Apollo Theater Foundation, Inc., a non-profit organization that operates the world famous Apollo Theater in New York and offers educational, summer internship programs, and school seminars, since 2003. Ms. Procope began her career as a lawyer at Skadden, Arps, Slate, Meagher & Flom, LLP, an international law firm, and later held legal and business affairs positions at Viacom International, Inc., a global entertainment company, Bristol-Myers Squibb Company, a global biopharmaceutical company, and Blackground Records, an independent record label.

In addition to her independence, Ms. Procope brings to the Board extensive experience as a senior executive in the entertainment industry and as an active member of many civic and community organizations in New York City, such as the boards of New York Public Radio, Lincoln Center for the Performing Arts, The Gracie Mansion Conservancy and the 125th Street Business Improvement District as well as a member of the NYC Landmarks50 Advisory Committee.

Ms. Procope will be entitled to receive the customary annual compensation paid to our non-employee directors, which currently consists of an annual cash retainer of $100,000 and $175,000 in restricted stock units. Ms. Procope will also be eligible to participate in the Sirius XM Holdings Inc. Deferred Compensation Plan. The material terms of the non-employee directors’ annual compensation and the Sirius XM Holdings Inc. Deferred Compensation Plan are described in our proxy statement filed with the Securities and Exchange Commission on April 21, 2020 under the heading “Director Compensation.”

In connection with her appointment, the Compensation Committee of our Board of Directors awarded Ms. Procope a prorated initial grant of restricted stock units in the amount of $155,820. The grant of these restricted stock units will be effective on the first trading day when there is no applicable trading blackout restriction relating to our common stock, and the number of restricted stock units Ms. Procope will receive will be determined based on the closing price of our common stock on The Nasdaq Global Select Market on such date. This award is in respect of her annual director compensation for the period until we next grant our non-employee directors their annual equity-based compensation. The vesting and other material terms of these restricted stock units are the same as those that apply to the non-employee directors’ annual equity awards.

Ms. Procope does not have any family relationships with any of the Company’s directors or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K and was not appointed pursuant to any arrangement or understanding with any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: July 14, 2020